Exhibit 5.1

200 Clarendon Street

Boston, Massachusetts 02116

Tel: +1.617.948.6000 Fax: +1.617.948.6001

www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan

	Beijing	Munich

	Boston	New York

	Brussels	Orange County

	Century City	Paris

January 26, 2024	Chicago	Riyadh
	Dubai	San Diego

	Düsseldorf	San Francisco

	Frankfurt	Seoul

	Hamburg	Silicon Valley

	Hong Kong	Singapore
Homology Medicines, Inc. One Patriots Park Bedford, MA 01730	Houston	Tel Aviv
	London	Tokyo
	Los Angeles	Washington, D.C.
Madrid

Re: Registration Statement on Form S-4

To the addressee set forth above:

We have acted as special counsel to Homology Medicines, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 190,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) of the Company (the “Shares”), to be issued pursuant to that certain Agreement and Plan of Merger, dated November 16, 2023, as it may be amended from time to time (the “Merger Agreement”), by and among the Company, Kenobi Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company, and Q32 Bio Inc., a Delaware corporation (“Q32”). The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2023 (Registration No. 333-276093) (as amended, the “Registration Statement”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Q32 stockholders, and

January 26, 2024

have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares, and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares, (ii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s certificate of incorporation and (iii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP